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                                                                    Exhibit 12.1

DELUXE CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                      YEAR ENDED DECEMBER 31,
                                              QUARTER ENDED       -----------------------------------------------------------------
                                              MARCH 31, 2003         2002         2001          2000          1999          1998
                                              --------------      ----------   ----------    ----------    ----------    ----------
Earnings:

Income from continuing operations before
 income taxes                                    $80,610           $340,722     $297,534      $273,429      $322,582      $256,305

Interest expense (excluding
  capitalized interest)                            4,367              5,079        5,691        11,900         8,852         8,672

Portion of rent expense under long-term
  operating leases representative of an
  interest factor                                    642              3,058        3,540         3,520         7,728         8,859
                                                 -------           --------     --------      --------      --------      --------

Total earnings                                   $85,619           $348,859     $306,765      $288,849      $339,162      $273,836

Fixed charges:

Interest expense (including
  capitalized interest)                          $ 4,367           $  5,139     $  5,691      $ 11,900      $  9,925      $ 10,063

Portion of rent expense under long-term
  operating leases representative of an
  interest factor                                    642              3,058        3,540         3,520         7,728         8,859
                                                 -------           --------     --------      --------      --------      --------

Total fixed charges                              $ 5,009           $  8,197     $  9,231      $ 15,420      $ 17,653      $ 18,922

Ratio of earnings to fixed charges                  17.1               42.6         33.2          18.7          19.2          14.5
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